SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.   20549


                                 FORM 8-K


                              CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported)   November 21, 1994


                   AMERICAN HOME PRODUCTS CORPORATION
         (Exact name of registrant as specified in its charter)



     Delaware                    1-1225                13-2526821
(State or other jurisdiction  (Commission File         (IRS Employer
 of incorporation)             Number)               Identification No.)






Five Giralda Farms, Madison, New Jersey                       07940
(Address of principal executive offices)                    (Zip Code)




                                            201-660-5000
                         (Registrant's telephone number, including area code)

Item 1.   Not Applicable.

Item 2.   Acquisition or Disposition of Assets

          On November 21, 1994, American Home Products Corporation ("AHP" or the "Company") completed its previously announced tender offer (the "Offer") for the common stock of American Cyanamid Company ("American Cyanamid") pursuant to the provisions of the Agreement and Plan of Merger dated August 17, 1994, as amended (the "Merger Agreement") among AHP, AC Acquisition Corp., an indirect wholly-owned subsidiary of AHP, and American Cyanamid. American Cyanamid, which had revenues in 1993 of $4.3 billion, is a research-based life sciences company which discovers and develops medical and agricultural products and manufactures and markets such products in more than 135 countries.

          Approximately 97.6% of the outstanding American Cyanamid common stock was purchased in the Offer and the remaining common stock will be acquired in a merger (the "Merger") pursuant to the Merger Agreement. The amount paid, and to be paid, to acquire all of the American Cyanamid shares at $101 per share pursuant to the Offer and the Merger (together, the "Acquisition") and related fees and expenses is approximately $9.6 billion and was initially financed through the sale by AHP and certain of its subsidiaries of short-term privately placed notes and with the Company's general corporate funds.

Items 3-6.     Not Applicable.

Item  7.  Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired.

               The financial statements required to be filed herein, together with the required report of the independent public accountants, are contained (i) on pages 35 through 51 and on page 52 of American Cyanamid's Annual Report to Stockholders for the year ended December 31, 1993 which was filed as
               Exhibit 13 to American Cyanamid's Annual Report on Form 10-K for the year ended December 31, 1993, and such pages of such exhibit are hereby incorporated by reference herein and (ii) on pages 3 through 8 of American Cyanamid's Quarterly Report on Form 10-Q for the period ended September 30, 1994, which pages are hereby incorporated by reference herein.

          (b)  Pro Forma Financial Information.


                    AMERICAN HOME PRODUCTS CORPORATION
Unaudited Pro Forma Consolidated Condensed Financial Statements - Assumptions

The following Unaudited Pro Forma Consolidated Condensed Balance Sheet as of September 30, 1994, and the Unaudited Pro Forma Consolidated Condensed Statements of Income for the year ended December 31, 1993 and nine months ended September 30, 1994, give effect to the Acquisition under the purchase method of accounting. The Unaudited Pro Forma Consolidated Condensed Financial Statements are based on the Historical Consolidated Financial Statements of AHP and American Cyanamid and have been prepared under the assumptions set forth in the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

The Unaudited Pro Forma Consolidated Condensed Balance Sheet assumes the Acquisition was consummated on September 30, 1994, and the Unaudited Pro Forma Consolidated Condensed Statements of Income assume the Acquisition was consummated on January 1, 1993.

For purposes of developing the Unaudited Pro Forma Consolidated Condensed Balance Sheet, American Cyanamid's assets and liabilities have been recorded at historical cost and the excess purchase price has been assigned to goodwill. Adjustments, which could be significant, will be made during the allocation period based on a detailed review of the fair value of assets and liabilities acquired.

The Unaudited Pro Forma Consolidated Condensed Financial Statements may not be indicative of the financial position, or the results that actually would have occurred, if the consummation of the Acquisition had occurred on the dates indicated or which may be achieved in the future. Anticipated cost savings from the integration of the two companies, which will be significant, have been excluded from this presentation.

The Unaudited Pro Forma Consolidated Condensed Financial Statements should be read in conjunction with the Historical Consolidated Financial Statements and accompanying notes for AHP and American Cyanamid.


                       AMERICAN HOME PRODUCTS CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 1994
                    (In thousands, except per share amounts)



                                               Historical
                                         ------------------------
                                         American       American
                                       Home Products    Cyanamid     Pro Forma      Pro Forma
                                        Corporation     Company     Adjustments   Consolidated
                                         ----------    ----------   -----------    -----------

Net Sales                                $6,380,423    $3,788,100                  $10,168,523
                                         ----------    ----------                  -----------
Cost of goods sold                        2,020,363     1,538,800                    3,559,163
Selling, administrative and
  general expenses                        2,253,002     1,327,600   $  152,175 (A)   3,732,777
Research and development
  expenses                                  532,289       483,800                    1,016,089
Restructuring charge                        173,697         --                         173,697
Interest (income) expense, net              (24,198)       11,800      527,870 (B)     515,472
Other (income) expense, net                 (44,657)      (24,000)                     (68,657)
                                         ----------    ----------   -----------     ----------
Income before federal and
  foreign taxes on income                 1,469,927       450,100   $ (680,045)      1,239,982
Provision for taxes on income               341,161       126,200     (184,755)(C)     282,606
                                         ----------    ----------   -----------     ----------
Net income                               $1,128,766    $  323,900   $ (495,290)     $  957,376
                                         ==========    ==========   ===========     ==========

Net income per share of
  common stock                                $3.67                                      $3.11
                                         ==========                                 ==========



Weighted average number of
  common shares outstanding                 307,813                                    307,813





   See Notes to Unaudited Pro Forma Consolidated Condensed Statements of Income.

                       AMERICAN HOME PRODUCTS CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      For the Year Ended December 31, 1993
                    (In thousands, except per share amounts)

                                               Historical
                                         ------------------------
                                         American       American
                                       Home Products    Cyanamid      Pro Forma      Pro Forma
                                        Corporation     Company      Adjustments   Consolidated

                                         ----------   -----------    -----------    -----------

Net Sales                                $8,304,851   $ 4,276,800                   $12,581,651
                                         ----------   -----------                   -----------
Cost of goods sold                        2,723,902     1,641,800                     4,365,702
Selling, administrative and
  general expenses                        2,922,579     1,607,300    $   202,900 (A)  4,732,779
Research and development
  expenses                                  662,689       595,600                     1,258,289
Special charge                                --          383,600                       383,600
Restructuring charge                          --          207,900                       207,900
Interest (income) expense, net              (42,503)        8,900        703,827 (B)    670,224
Other expense (income), net                  45,519       (47,200)                      (1,681)
                                         ----------   -----------    -----------    -----------
Income (loss) before federal and
  foreign taxes on income                 1,992,665      (121,100)      (906,727)       964,838
Provision for taxes on income               523,365        42,600       (246,339)(C)    319,626
                                         ----------   -----------    -----------    -----------
Income (loss) from continuing
  operations                              1,469,300      (163,700)      (660,388)       645,212
Discontinued operations                       --         (622,200)       622,200 (D)          0
                                         ----------   -----------    -----------    -----------

Income (loss) before cumulative
  effect of accounting changes            1,469,300      (785,900)       (38,188)       645,212
Cumulative effect of accounting
  changes                                     --         (332,600)       332,600 (E)          0
                                         ----------   -----------    -----------    -----------
Net income (loss)                        $1,469,300   $(1,118,500)   $   294,412    $   645,212
                                         ==========   ===========    ===========    ===========


Net income per share of
  common stock                                $4.73                                       $2.08
                                         ==========                                 ===========

Weighted average number of
  common shares outstanding                 310,668                                     310,668





  See Notes to Unaudited Pro Forma Consolidated Condensed Statements of Income.

                    AMERICAN HOME PRODUCTS CORPORATION
                 Notes To Unaudited Pro Forma Consolidated
                      Condensed Statements of Income
           For the Nine Months Ended September 30, 1994 and the
                      Year Ended December 31, 1993


1. The Unaudited Pro Forma Consolidated Condensed Statements of Income have been prepared to reflect the Acquisition as if it occurred January 1, 1993 and may not be indicative of the results had the Acquisition
     occurred on January 1, 1993.   These statements do not include any cost
     savings resulting from synergistic opportunities which will be significant. Outlined below are the pro forma adjustments for the periods presented:

     (A) Represents the amortization of the estimated excess cost over net assets acquired (i.e. goodwill) over forty years and merger-related financing costs over five years.

     (B) Represents additional interest expense associated with the Acquisition debt. Interest expense is included in the Pro Forma Consolidated Condensed Statements of Income at an assumed rate of 7.33% on $9.6 billion of acquisition funding. This rate reflects the effect of $4.75 billion notional amount of simple, unleveraged, intermediate tenor interest rate swaps entered into in October 1994. The effect of these interest rate swaps is to convert floating rate obligations to fixed rate obligations.

     (C) Represents the estimated net tax benefit attributable to the interest cost discussed in (B) at the U.S statutory tax rate. The effective income tax rate on the pro forma consolidated basis, is adversely impacted by the amortization of goodwill which is not deductible for tax purposes.

     (D) Included in American Cyanamid's Historical Consolidated Statement of Income for the year ended December 31, 1993 is an after tax loss of $622.2 million related to the discontinued operations of Cytec Industries Inc., which was spun-off to American Cyanamid shareholders of record as of December 28, 1993 and distributed on January 24, 1994. This loss has been eliminated from the Unaudited Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 1993.

     (E) In 1993, American Cyanamid adopted Statements of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions", and No. 109 "Accounting for Income Taxes". The cumulative effect of these accounting changes, totaling $332.6 million, has been eliminated from the Unaudited Pro Forma Consolidated Condensed Statement of Income for the year ended December 31, 1993.

2. Net income per share of common stock for the pro forma consolidated Company was calculated based on the average number of AHP common shares and common share equivalents outstanding during the periods.

3. Included in AHP's Historical Consolidated Income Statement for the nine months ended September 30, 1994 and American Cyanamid's Historical Consolidated Income Statement for the year ended December 31, 1993 are pretax restructuring charges of $173.7 million and $207.9 million, respectively. Also included in American Cyanamid's Historical Consolidated Income Statement for the year ended December 31, 1993 is a charge of $383.6 million for acquired in-process research and development related to American Cyanamid's acquisition of 53.5% of the capital stock of Immunex Corporation. Excluding the effects of American Cyanamid's non-recurring restructuring charge and write-off of acquired in-process research and development in 1993, the Pro Forma Consolidated Net Income and Net Income per Share for the year ended December 31, 1993 would be $1,157.0 million and $3.72 per share, respectively.

4. The nine month results of American Cyanamid for the period ended September 30, 1994 is not indicative of full year results due, in particular, to the seasonality of the Agricultural Group's crop protection operations.

                        AMERICAN HOME PRODUCTS CORPORATION
             UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                             As of September 30, 1994
                                  (In thousands)

                                         American       American
                                       Home Products    Cyanamid    Pro Forma       Pro Forma
                                        Corporation     Company    Adjustments    Consolidated
                                         ----------    ----------  -----------     -----------
ASSETS

Cash and marketable securities           $2,030,063    $  478,800                  $ 2,508,863
Accounts receivable less
  allowances                              1,677,851     1,065,300                    2,743,151
Inventories                               1,059,037     1,043,200                    2,102,237
Other current assets                        287,595       444,200                      731,795
                                         ----------    ----------                  -----------

  Total Current Assets                    5,054,546     3,031,500                    8,086,046

Property, plant and equipment             3,698,804     3,269,500 $(1,438,400)(B)    5,529,904
  Less accumulated depreciation          (1,534,675)   (1,438,400)  1,438,400 (B)   (1,534,675)
                                         ----------    ----------  ----------      -----------
                                          2,164,129     1,831,100           0        3,995,229

Goodwill and other assets                   851,121     1,275,400   7,843,000 (C)    9,969,521
                                         ----------    ----------  ----------      -----------

  Total Assets                           $8,069,796    $6,138,000  $7,843,000      $22,050,796
                                         ==========    ==========  ==========      ===========

LIABILITIES

Short-term borrowings                    $    3,145    $  257,700                  $   260,845
Accounts payable and accrued
  expenses                                1,817,260     2,181,400                    3,998,660
                                         ----------    ----------                  -----------

  Total Current Liabilities               1,820,405     2,439,100                    4,259,505


Long-term debt                              863,523       327,300  $9,602,000 (A)   10,792,823
Other noncurrent liabilities              1,067,505     1,480,200                    2,547,705
Minority interest                           204,797       132,400                      337,197
Shareholders' equity                      4,113,566     1,759,000  (1,759,000)(D)    4,113,566
                                         ----------    ----------  ----------      -----------

  Total Liabilities and Shareholders'
    Equity                               $8,069,796    $6,138,000  $7,843,000      $22,050,796
                                         ==========    ==========  ==========      ===========








     See Notes to Unaudited Pro Forma Consolidated Condensed Balance Sheet.

                    AMERICAN HOME PRODUCTS CORPORATION
                Notes To Unaudited Pro Forma Consolidated
                          Condensed Balance Sheet
                         As of September 30, 1994



     1. The Unaudited Pro Forma Consolidated Condensed Balance Sheet was prepared to reflect the Acquisition as if it had occurred on September 30, 1994 and may not be indicative of the actual financial position if the Acquisition had occurred on September 30, 1994. Outlined below are the pro forma adjustments for this presentation:

          A) The Offer was initially financed through the sale by AHP and certain of its subsidiaries of short-term privately placed notes (commercial paper) and with the Company's general corporate funds. However, for purposes of these Pro Forma Statements, it is assumed that the Acquisition ($9.6 billion) will be completely financed. Also for pro forma presentation purposes, the commercial paper has been classified consistent with AHP's credit facilities consisting of a $7 billion, 364-day facility, which is renewable, with the consent of the majority lenders, for up to 4 additional 364-day periods and a $3 billion, 5 year facility. These credit facilities are available to back-up these privately placed short-term notes. The Company currently expects to renew the $7 billion facility and accordingly this debt is classified as long-term. The Company also expects to file a $3.5 billion shelf registration statement to be used during 1995 with the Securities and Exchange Commission to replace outstanding commercial paper. However, the actual amount and timing of the debt issuances are subject to change based on market and business conditions.

          B) Represents an adjustment to record American Cyanamid's property, plant and equipment at net book value.

          C) Represents the preliminary estimate of the excess cost over the historical net assets acquired of American Cyanamid. No estimate has been made in these pro forma statements of the one-time expenses that will be incurred in the rationalization of the businesses which will result from this Acquisition. These items will be reflected during the allocation period.

          D) Represents the elimination of American Cyanamid's historical equity.

          (c)  Exhibits

                (2.1) The Company's Statement on Schedule 14D-1 relating to the Company's tender offer for all issued and outstanding shares of American Cyanamid Company, filed on August 10, 1994, and all exhibits and amendments thereto are hereby incorporated herein by reference.

                (2.2) Agreement and Plan of Merger, dated August 17, 1994, as amended, among the Company, an indirect wholly-owned subsidiary of the Company and American Cyanamid Company (the "Merger
                         Agreement").

                 (23)    Consent of KPMG Peat Marwick LLP

               (99.1) The Consolidated Financial Statements and Notes thereto for the three years ended December 31, 1993, and the related report of the independent public accountants, which are contained on pages 35 through 51 and page 52 of American Cyanamid's Annual Report to Stockholders for the year ended December 31, 1993, which was filed as Exhibit 13 of American Cyanamid's Annual Report on Form 10-K for the year ended December 31, 1993, and such pages of such exhibit are hereby incorporated by reference herein.

               (99.2) The Consolidated Financial Statements for the nine months ended September 30, 1994 and 1993 which are contained on pages 3 through 8 of American Cyanamid's Report on Form 10-Q for the quarter ended September 30, 1994, which pages are hereby incorporated by reference herein.

Item 8.   Not Applicable.





                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly   caused this report to be signed on its behalf by the
undersigned hereunto duly authorized.




                         AMERICAN HOME PRODUCTS CORPORATION




                         By: /s/ John R. Considine
                               Vice President-Finance
                              (Duly Authorized Signatory and
                               Chief Accounting Officer)






Dated:  December 6, 1994

                           ACCOUNTANTS' CONSENT




The Board of Directors
American Cyanamid Company:

We consent to the incorporation by reference in the registration statements (No. 2-96127, 33-06232, 33-53733, 33-14458, 33-24068, 33-41434, 33-45970, 33-
50149, 33-55456 and 33-55449) on Form S-8 and (No. 33-45324) on Form S-3 of
American Home Products Corporation of our report dated February 8, 1994, with respect to the consolidated balance sheets of American Cyanamid Company and its subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, earnings employed in the business, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 Annual Report on Form 10-K of American Cyanamid Company which is incorporated by reference into the Form 8-K of American Home Products Corporation dated December 6, 1994. Our report refers to the adoption of the provisions of Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", and No. 109, "Accounting for Income Taxes", effective January 1, 1993.




KPMG Peat Marwick LLP

Short Hills, New Jersey
December 6, 1994

                              EXHIBIT INDEX


                (2.1) The Company's Statement on Schedule 14D-1 relating to the Company's tender offer for all issued and outstanding shares of American Cyanamid Company, filed on August 10, 1994, and all exhibits and amendments thereto are hereby incorporated herein by reference.

                (2.2) Agreement and Plan of Merger, dated August 17, 1994, as amended, among the Company, an indirect wholly-owned subsidiary of the Company and American Cyanamid Company (the "Merger
                         Agreement").

                 (23)    Consent of KPMG Peat Marwick LLP

               (99.1) The Consolidated Financial Statements and Notes thereto for the three years ended December 31, 1993, and the related report of the independent public accountants, which are contained on pages 35 through 51 and page 52 of American Cyanamid's Annual Report to Stockholders for the year ended December 31, 1993, which was filed as Exhibit 13 of American Cyanamid's Annual Report on Form 10-K for the year ended December 31, 1993, and such pages of such exhibit are hereby incorporated by reference herein.

               (99.2) The Consolidated Financial Statements for the nine months ended September 30, 1994 and 1993 which are contained on pages 3 through 8 of American Cyanamid's Report on Form 10-Q for the quarter ended September 30, 1994, which pages are hereby incorporated by reference herein.